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                                Exhibit 10-78


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                        AMENDMENT NO. ONE AND WAIVER TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


  this Amendment No. One and Waiver to Amended and Restated Credit Agreement (the "Agreement") dated as of April 28, 1993, is between Bank of America National Trust and Savings Association (the "Bank") and Carl Karcher Enterprises, Inc. (the "Borrower").

                                    RECITALS

  A. The Bank and the Borrower entered into a certain Amended and Restated Credit Agreement dated as of November 20, 1992 (the "Agreement").

  B. The Borrower is in default of certain terms and conditions of the Agreement and has requested the Bank to waive such defaults.

  C. The Borrower has requested the Bank to amend the Agreement to allow the Borrower to purchase shares of the common stock of the Borrower from the Carl
N. and Margaret M. Karcher Trust for an amount not to exceed $10,000,000 and to amend the Agreement in other respects.

  D. The Bank has agreed to waive the defaults and to amend the Agreement but on the terms and conditions herein contained.

                                   AGREEMENT

  1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

  2. Amendments.  The Agreement is hereby amended as follows:

     2.1 Paragraph 1.1(a) of the Agreement is of the Agreement is hereby amended in full to read as follows:

        "(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Fifteen Million Dollars ($15,000,000)."

     2.2 Paragraph 1.2 of the Agreement is amended by substituting the date March 31, 1994" for the date "June 30, 1994" appearing therein.





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        2.3   The lead in to Paragraph 1.7 is hereby amended in full to read as follows:

        "1.7 Letters of Credit. This line of credit may be used for financing standby letters of credit with a maximum maturity of 365 days but not to extend beyond the Expiration Date. The amount of letters of credit outstanding at any one time (including amounts drawn on letters of credit and not yet reimbursed) may not exceed Four Million Dollars ($4,000,000)."

         2.4 Paragraph 6.2 (e) of the Agreement is amended by substituting the phrase "50 days of each of Borrower's fiscal quarter's end" for the phrase "30 days of each period's end" appearing therein.

         2.5 Paragraph 6.2 (f) of the Agreement is hereby amended in full to read as follows:

     "(f) Within 100 days of each fiscal year end, Borrower's financial forecast by fiscal quarter for the next fiscal year. Financial forecast to include balance sheet, operating statement (including components of other income), operating cash flow statement, and a schedule showing compliance with all financial covenants; and for the immediately succeeding fiscal year, a detailed capital budget report."

         2.6 Paragraph 6.2 (g) of the Agreement is hereby amended in full to read as follows:

     "(g)  Intentionally Left Blank".

         2.7   The following Paragraph 6.2(i) is hereby added to the Agreement:

     "(i) With the financial statements required in Paragraph 6.2(a) and 6.2(b) herein a compliance certificate in form and substance satisfactory to Bank executed by the Borrower's chief financial officer."

         2.8 Paragraph 6.4 of the Agreement is hereby amended in full to read as follows:

     "6.4 Retained Earnings. As of each date indicated below, increase Retained Earnings by an amount that is greater than the Retained Earnings as of the last day of the immediately prior fiscal year as indicated below, by at least the amount set opposite such date (such calculation of Retained Earnings not to take into account the effect of the consummation of the





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                  transaction contemplated by the Stock Purchase Agreement
                  to in Section 6.13)."

                                           Minimum Semi-Annual increase
                                             in Retained Earnings over
                                           Prior Fiscal Year End Retained
                       Date                             Earnings
                       ----                             --------
                    August 09, 1993                    $2,500,000
                    August 15, 1994                    $5,000,000

                                               Minimum Annual increase in
                                              Retained Earnings Over Prior
                                                Fiscal Year End Retained
                       Date                             Earnings
                       ----                             --------
                    January 31, 1994                   $7,600,000

For the purposes of this Agreement, "Retained Earnings" means cumulative earnings shown on the Borrower's balance sheet and in accordance with generally accepted accounting principles consistently applied.

     2.9   Paragraph 6.5 is hereby amended in full to read as follows:

           "6.5 Debt to Tangible Net Worth. To maintain a ratio of Total Liabilities to Tangible Net Worth not exceeding the ratio indicated at the end of each fiscal quarter as specified below:

                  Period End                           Ratio
                  ----------                           ----
                  May 17, 1993                        2.50:1.0
                  August 9, 1993                      2.25:1.00
                  November 1, 1993                    2.25:1.0
                  January 31, 1994                    2.00:1.00
                  May 23, 1994 and                    1.75:1.0
                   thereafter

For purposes of this Agreement, 'Total liabilities' means the sum of current liabilities plus long term liabilities, and 'Tangible Net Worth' means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets."





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     2.10   Paragraph 6.6 of the Agreement is hereby amended in full to read as follows:

            "6.6 Fixed Charge Coverage Ratio. To maintain a Fixed Charge Coverage Ratio not less than the ratio indicated at the end of each fiscal period as specified below:

                     Period End                              Ratio
                     ----------                              -----
                     For quarter ending
                     May 17, 1993 only                       1.00:1.0

                     Year to date for quarter
                     ending August 9, 1993                     1.00:1.00

                     Year to date for quarter
                     ending November 1, 1993                   1.00:1.00

                     At the end of each fiscal
                     quarter thereafter,
                     calculated on a Four
                     Quarter Rolling Basis                     1.00:1.00

For purposes of this Agreement, 'Fixed Charge Coverage Ratio' means the following calculation, expressed as a ratio for any fiscal period: (a) EBITDA less the net loss incurred on sales of fixed assets (or the EBITDA less the net loss incurred on sales of fixed assets) divided by (b) the sum of (i) interest and tax expense, (ii) dividends paid, (iii) current portion of long-term debt,
(iv) current portion of capital leases, and (v) the difference between (A) the total price of fixed assets purchased and (B) the total principal amount of loans and capital leases incurred to finance such purchases and the total amount of cash proceeds realized from any sales of fixed assets; 'EBITDA' means earnings before interest and tax expense, depreciation, amortization, and other non-cash charges. This ratio shall be calculated quarterly using a year to date cumulative basis until fiscal year end 1994, and as of fiscal year end 1994 and thereafter using a Four Quarter Rolling Basis. 'Four Quarter Rolling Basis' shall mean the four quarters calculated using the results of the fiscal quarter then most recently ended and the immediately preceding three (3) quarters."

     2.11  Paragraph 6.7 is hereby amended in full to read as follows;

           "6.7 Intentionally Left Blank".

     2.12 Paragraph 6.8 is hereby amended by substituting the figure "28,000,000" for the figure "30,000,000" appearing therein.





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     2.13  Paragraph 6.9 is hereby amended by substituting the phrase
  "$10,000,000 as at the end of any fiscal quarter" for the phrase "$15,000,000 in any fiscal period" appearing therein.

     2.14  Paragraph 6.13 is hereby amended to read in full as follows:

           "6.13 Stock Redemption. Nor to expend funds for the redemption of capital stock of the Borrower other than an aggregate amount not to exceed Ten Million Dollars ($10,000,000) for the purchase of shares of the common stock, without par value, of the Borrower from the Carl N. and Margaret M. Karcher Trust U/D/T dated August 17, 1970 as amended (the "Trust") pursuant to a stock purchase agreement by and among the Borrower, the Trust and Carl and Margaret M. Karcher, provided that such redemption can only take place if all the following occur: (i) the Bank receives an opinion of counsel satisfactory to Bank that the stock repurchase complies with all federal and state securities laws and regulations and any other related laws or regulations, (ii) the Bank has received and approved an executed copy of the stock purchase agreement referred to above, (iii) such repurchase does not, and will not cause the Borrower to be in default of any of the terms and conditions of this Agreement, and (iv) such repurchase must be completed by August 9, 1993. The Borrower agrees, in furtherance and not in limitation of the indemnities set forth in any other provision of this Agreement, to indemnify and hold the Bank harmless from any and all claims, damages, losses, liabilities, costs or expenses resulting from or in any way connected with the stock purchase agreement referred to above, or any similar agreement. Such indemnity shall survive repayment of the Borrower's obligations to the Bank.

     2.15 The following Paragraph is hereby added to paragraph 6.11 of the Agreement at the end of that paragraph:

            "Notwithstanding the exceptions contained in this Section 6.11 the Borrower may only create security interests in real property."

     2.16   Paragraph 6.14 is hereby amended to read in full as follows:

            "6.14 Operating Profit. Maintain an Operating Profit for each fiscal quarter. For the





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           purposes of this Agreement "Operating Profit" means, income before interest expense and taxers, other income, and gains on sales of assets."

    2.17   The Following Paragraph 6.27 is hereby added to the Agreement:

           "6.27 Minimum Net Income. Earn net income before taxes of at least the amounts indicated at the end of each fiscal period as specified below:

        Period End                       Amount
        ----------                       ------
        For the first fiscal quarter
        of 1994 only                   $1,417,000

        Year to date at the end of
        the second fiscal quarter
        of 1994                        $4,850,000

        Year to date at the end of
        the third fiscal quarter
        of 1994                        $8,500,000

        Year to date at the end of
        fiscal year 1994.             $13,278,000"

     2.18   The Following Paragraph 6.28 is hereby added to the Agreement:

            "6.28 Out-Of-Debt-Requirement. To repay all advances outstanding under the Commitment and not draw any new advances for a period of at least thirty (30) consecutive calendar days during the first two and last two fiscal semi- annual periods."

     2.19  The Following Paragraph 6.29 is hereby added to the Agreement:

           "6.29 Not to enter into any agreement for funded or contingent debt which contains any covenants which in the opinion of the Bank, are more restrictive than the covenants contained this Agreement, or amend any covenants in any such agreement so they are more restrictive than the covenants contained in this Agreement."

   3. Defaults. The Borrower hereby acknowledges it breached the following terms and conditions of the Agreement for the 1993 year end period:





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       3.1   Paragraph 6.4 in that the Tangible Net Worth decreased by the amount of $4,947,000 rather than an increase of $9,000,000 as required.

       3.2 Paragraph 6.5 in that the Total Liabilities to Tangible Net Worth ratio was 2.15:1.00 rather than 2.00:1.00 as required.

       3.3 Paragraph 6.6 in that the Fixed Charge Coverage Ratio was .98:1.00 rather than 1.00:1.00 as required.

       3.4 Paragraph 6.14 in that the Borrower did not maintain an operating profit for the fiscal quarter ending January 25, 1993.

  4. Waiver. The Bank hereby waives compliance with the above covenants for the 1993 fiscal year end only.

  5. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) other than the defaults listed above there is no event which is, or with notice of, or lapse of time, or both would be, a default under the Agreement and (b) the representations and warranties in the Agreement are true as of the date of the Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligations by which the Borrower is bound.

  6. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

       6.1  This Amendment executed by the Borrower.

       6.2   A fee of $25,000.

  7. Effect of Amendment and Waivers. The above waivers shall be limited precisely as written and relate solely to the sections of the Agreement and for the time referred to above. Nothing in the above consents shall be deemed to
(a) constitute a waiver of compliance by the Borrower with respect to any other term, provision or condition of the Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Bank may now have or may have in the future under applicable law or instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions, and conditions of the Agreement and the other documents issued pursuant thereto shall remain in full force and effect and in all other respects are hereby ratified and confirmed.





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     This Amendment is executed as of the date stated at the top of the first page.

BANK OF AMERICA NATIONAL TRUST             CARL KARCHER ENTERPRISES
AND SAVINGS ASSOCIATION                    INC.



By /s/  Deborah Miller                      By /s/   Donald E. Doyle
Title   Vice President                               Title President and C.E.O.



By ______________________                   By ________________________

Title ___________________                   Title _____________________





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